Exhibit 99.2

NEWS RELEASE

Golden Queen ANNOUNCES First quarter operational results AND REPEATS ISS’ RECOMMENDATION to vote FOR the transaction

VANCOUVER, BRITISH COLUMBIA – May 3, 2019 - Golden Queen Mining Co. Ltd. (TSX:GQM |OTCQX:GQMNF) (“Golden Queen” or “the Company”) today announces its operating results for the quarter ended March 31, 2019, including total gold sale of  11,919 ounces and revenue of US$15.5 m from its Soledad Mountain gold-silver mine (the “Mine”) located south of Mojave, California.  All amounts herein are in US dollars and reflect 100% of the operating results of Golden Queen Mining Company, LLC (“GQM LLC”), unless otherwise stated; the Company owns 50% of GQM LLC through its own subsidiary, Golden Queen Mining Holdings, Ltd.

This news release also provides a voting reminder and information regarding the upcoming annual and special shareholder meeting to be held on May 13, 2019, including information on the positive voting recommendation of International Shareholder Services (ISS) on the resolution to approve the sale of our interest in the Mine, and comments regarding valuation.

First Quarter Highlights

•	Total of 5.4 million tons of ore and waste were mined including 989 kilotons of ore

•	Plant processed a total of 853 kilotons of ore at an average grade of 0.022 ounces per ton

•	12,032 ounces of gold and 95,615 ounces of silver were produced

In the first quarter of 2019, the Company continued stripping the East Pit phase 2. Total material mined was up slightly from the previous quarter, while processed ore and gold production were at similar levels. Mechanical availability remained below plan in the first quarter of 2019, although downtime included time required for the installation of a larger secondary crusher.

Leaching performance resulted in total apparent gold recovery to March 31, 2019 of 67.4%. The apparent gold recovery during the first quarter of 2019 is caused in part by limits on the amount of leach solution that can be placed on the leach pad, as a result of pad geometry. Management of GQM LLC has designed a potential solution that will be implemented when all permits are obtained. In addition, East Pit ore has exhibited slower leach dynamics, than previously processed ore. The final recovery is expected to remain unchanged, although a longer leach time will be required.

During the quarter, a new draft life of mine plan was prepared. While it has a potential to extend the mine life, the cost structure contemplated is at a higher level than previously stated.

Special Committee chairman, Paul Blythe stated, “While the Soledad Mountain mine continues production, it is clear that the Company will not receive any dividends for the foreseeable future. Without an immediate cash injection, the Company is unable to service its current debt. Should the transaction not be approved by the shareholders on May 13th, 2019, it is likely that the Company will commence insolvency proceedings.”

Golden Queen Shareholder Meeting

A shareholder meeting will be held on Monday May 13, 2019 at 10:00am pacific, at Suite 2300 - 1066 West Hasting Street, Vancouver, British Columbia, where Golden Queen shareholders will be asked to consider and vote on all the proposed resolutions.

Meeting Matters

The proxy circular mailed to shareholders in connection with the shareholder meeting includes a proposal to approve a special resolution for the sale of 100% of the shares of Golden Queen Mining Holdings Inc., which currently holds the Company’s 50% ownership interest in the Soledad Mountain Project, pursuant to the terms of an agreement dated February 7, 2019 between the Company and certain purchasers as described in the proxy circular (the “Transaction”).  The proxy circular also includes as agenda items a proposal to consolidate the outstanding common shares on a 10 existing shares for 1 new share basis, the election of directors, the reappointment of PricewaterhouseCoopers LLP as auditors, and an advisory vote on executive compensation.

Ernst & Young LLP Formal Valuation and Fairness Opinion

On April 5, 2019, Ernst & Young LLP (“EY”) provided their formal valuation report and fairness opinion as at April 1, 2019 (the “Valuation Date”) in connection with the Transaction. EY was engaged by an independent special committee of the board of directors (the “Special Committee”) to prepare and deliver a formal valuation of the issued and outstanding common shares of Golden Queen (the “Formal Valuation”) and an opinion as to whether the consideration payable by the Clay Group pursuant to the Transaction, is fair, from a financial point of view, to the holders of common shares of Golden Queen, other than the Clay Group (the “Fairness Opinion”).

Pursuant to the Transaction agreement dated February 7, 2019 (the “Transaction Agreement”), the consideration payable by the Clay Group consists of $4.25 million in cash, the extinguishment of debt (approximately US$26.6 million as at February 7, 2019), and the cancellation of all of the Purchasers’ ownership interest in the Company (consisting of 177,701,229 Shares, 457,500 options and 18,000,000 share purchase warrants). The consideration totals approximately US$37.2 million as at the date of the Transaction Agreement, based on the volume-weighted average price of the Company’s Shares on the OTCQX Best Market for the 20 trading days ended February 7, 2019, and including the principal and accrued interest payable to the Purchasers pursuant to the loans to be extinguished. In addition to the above consideration, the Purchasers may be obligated to pay a contingent payment to the Company if the Soledad Mountain Project is subsequently sold or transferred to a third party in certain circumstances.

The Formal Valuation contains an explanation of the valuation methodology and analysis used by EY in coming to their conclusions and opinions. The Formal Valuation and Fairness Opinion is available on the Company’s website, at www.goldenqueen.com, as well as on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

The conclusion derived from the Formal Valuation is that as at the Valuation Date the value of the Company’s 50% interest in GQM LLC (and hence a 100% interest in Golden Queen Mining Holdings Inc.) ranges from approximately $31.4 million to $38.1 million before deducting net corporate debt of $24.7 million, or $6.7 million to $13.4 million after deducting the net corporate debt.  On a per share basis, this places a value on the Company in the range of $0.022 to $0.045 (C$0.03 to C$0.06) per share as at the Valuation Date, before the Proposed Transaction is effected, and assuming Golden Queen can continue as a going concern and can meet its debt obligations as they come due.

The Formal Valuation and Fairness Opinion has been prepared to provide information as at the Valuation Date for consideration by the Special Committee with respect to the Proposed Transaction, but does not constitute a recommendation to any party as to any course of action they might take. The Formal Valuation and Fairness Opinion has been prepared in accordance with the practice standards of The Canadian Institute of Chartered Business Valuators (“CICBV”).

Institutional Shareholder Services Recommendation

Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, who, among other services, provides proxy voting recommendations to pension funds, investment managers, mutual funds and other institutional shareholders recommends shareholders vote FOR the Transaction resolution.

ISS stated “A vote FOR the proposal is warranted, given the substantial doubt as to whether the company can continue as a going concern, the reported losses and negative cash flow from operations, and that the cash consideration from the transaction will provide immediate liquidity in the form of debt forgiveness, ownership cancellation, and cash worth approximately $37.2 million.“

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION

YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY

Shareholder Questions and Assistance

If you have any questions or require assistance voting your Golden Queen shares, please contact our proxy solicitation agent, Laurel Hill Advisory Group, at 1.877.452.7184 toll-free in North America, or call collect outside North America at 1.416.304.0211, or by e-mail at assistance@laurelhill.com.

About Golden Queen Mining Co. Ltd.

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.  The mine also produces aggregate rock.

Technical Information

The scientific and technical content of this news release was reviewed, verified, and approved by Tim Mazanek, SME; a qualified person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects and the Mine Manager of Golden Queen Mining Company, LLC.

For further information, please contact:

Brenda Dayton

Telephone:  778.373.1557

Email:  bdayton@goldenqueen.com

Caution with Respect to Forward-Looking Statements:  Caution with Respect to Forward-Looking Statements:  Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and US securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “expects”, “will”, “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to expected production rates, ore output and grade results, plans and intentions with respect to activities on the Project, and the results of ongoing drilling supporting past resource estimates, the ability of the Company to consummate the Transaction on the terms of the Transaction agreement, the receipt of necessary approvals including shareholder, Toronto Stock Exchange, regulatory and other third party approvals. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties disclosed in the section entitled “Risk Factors” contained in our proxy circular as well as in our Annual Report on Form 10-K for the year ended December 31, 2018. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.